UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2008

KADANT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11406	52-1762325
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One Technology Park Drive
Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

(978) 776-2000
Registrant's telephone number, including area code

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

KADANT INC.

Item 1.01 Entry into a Material Definitive Agreement.

On January 28, 2008, Kadant Jining Light Machinery Co., Ltd. (“Kadant Jining”), a wholly owned subsidiary of Kadant Inc. (“Kadant”), entered into a RMB40 million term loan agreement (the “Agreement”) with JPMorgan Chase Bank (China) Company Limited, Shanghai Branch (“JPMorgan Shanghai”). The Agreement permits Kadant Jining to borrow up to 40 million RMB, or approximately $5.6 million at current exchange rates, in two tranches equal to 24 million RMB and 16 million RMB. Amounts borrowed under the first tranche must be repaid two years from the date of the Agreement, or January 28, 2010, and amounts borrowed under the second tranche must be repaid three years from the date of the Agreement, or January 28, 2011. The term loan will bear interest at 95% of the applicable short-term interest rate for an RMB loan of comparable term as published by The People’s Bank of China. Proceeds from the term loan will be used to pay off Kadant Jining’s existing loan with the Bank of China totaling 40 million RMB.

The Agreement contains informational and general covenants related to the business of Kadant Jining, including provision of financial statements, compliance with applicable law, and restrictions on indebtedness, mergers, acquisitions and dispositions. In addition, the obligations of Kadant Jining may be accelerated upon the occurrence of an event of default under the Agreement, which includes customary events of default such as payment defaults, defaults in the performance of covenants, misrepresentations, bankruptcy and insolvency related defaults, change in control, and defaults under certain other indebtedness of Kadant Jining and Kadant.

The term loan provided by JPMorgan Shanghai is secured by a Guaranty of Kadant dated July 30, 2007, as amended by an Amendment, Acknowledgement and Consent to Guaranty dated as of January 28, 2008 in favor of JPMorgan Shanghai (as amended, the “Guaranty”). The Guaranty secures the payment of all obligations under the Agreements as well as certain other loans and facilities provided to Kadant Jining and other Kadant subsidiaries in China, and provides a cross-default to Kadant’s existing Credit Agreement, dated as of May 9, 2005, as amended to date (the “US Credit Agreement”), between Kadant, the Foreign Subsidiary Borrowers from time to time parties thereto, the several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and certain successor agreements to the US Credit Agreement.

The foregoing description of the transaction does not purport to be a complete statement of the parties’ rights and obligations under the Agreement or the Guaranty and is qualified in its entirety by reference to the full text of the Agreement, which is included as Exhibit 99 to this Current Report on Form 8-K, and to the Guaranty, which will be filed as an exhibit to Kadant’s annual report on Form 10-K for the fiscal year ended December 29, 2007.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Agreement and Guaranty is incorporated herein in its entirety.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

No.	Description

99	RMB40,000,000 Term Loan Agreement dated January 28, 2008, between Kadant Jining Light Machinery Co., Ltd. and JPMorgan Chase Bank (China) Company Limited, Shanghai Branch.

KADANT INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KADANT INC.

Date: February 1, 2008	By	/s/ Thomas M. O’Brien
Thomas M. O’Brien Executive Vice President and Chief Financial Officer